EXHIBIT 1.1

FORM OF

UNDERWRITING AGREEMENT

between

CAZADOR ACQUISITION CORPORATION LTD.

and

RODMAN & RENSHAW, LLC

as Representative

CAZADOR ACQUISITION CORPORATION LTD.

UNDERWRITING AGREEMENT

New York, New York

___________ __, 20__

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, New York 10020

Ladies and Gentlemen:

The undersigned, CAZADOR ACQUISITION CORPORATION LTD., a Cayman Islands exempted company with limited liability (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement with Rodman & Renshaw, LLC (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1         Firm Securities.

1.1.1.      Nature and Purchase of Firm Securities.

(i)           On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 5,000,000 units (“Firm Units”) of the Company.

(ii)           The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $9.70 per Firm Unit. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one ordinary share of the Company, par value $.0001 per share (“Ordinary Shares”), and one warrant (“Warrants”). The Ordinary Shares and the Warrants included in the Firm Units will not be separately transferable until five (5) trading days after the earlier to occur of the expiration or termination of the Over-Allotment Option (as defined in Section 1.2 hereof) or the exercise in full by the Underwriters of the Over-Allotment Option unless the Representative informs the Company of its decision to allow earlier separate trading, but in no event will the Representative allow separate trading until the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering and the filing of a Form 6-K or Form 8-K by the Company which includes such balance sheet. Each Warrant entitles its holder to exercise it to purchase one Ordinary Share for $7.50 during the period commencing on the later of the consummation by the Company of its “Business Combination” or one year from the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof), subject to the requirement that in each case a registration statement under the Securities Act of 1933, as amended (the “ACT”) covering the Ordinary Shares issuable upon exercise of the Warrants is effective and a current prospectus is available for use, and terminating on the five-year anniversary of the Business Combination (the “Expiration Date”) unless such Warrant is earlier redeemed at the option of the Company in accordance with the terms of the Warrant Agreement (as defined in Section 2.22 hereof) (the date of any such redemption. shall be referred to herein as the “Redemption Date”).  “Business Combination” shall mean any merger, share capital exchange, asset or stock acquisition, control through contractual arrangements, or other similar business combination consummated by the Company with an operating target business (as described more fully in the Registration Statement)..

1.1.2.      Payment and Delivery.

(i)           Delivery and payment for the Firm Units shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.2 below) (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of Loeb & Loeb LLP counsel to the Underwriters (“Loeb”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.”

(ii)           Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable as follows: $50,000,000 of the proceeds received by the Company for the Firm Units shall be deposited in the trust fund established by the Company for the benefit of the public shareholders as described in the Registration Statement (“Trust Fund”) pursuant to the terms of an Investment Management Trust Agreement (“Trust Agreement”) and the remaining proceeds shall be paid to the order of the Company upon delivery to you (or through the facilities of the Depository Trust Company (“DTC”) of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver any of the Firm Units except upon tender of payment by the Representative for all the Firm Units. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2         Over-Allotment Option.

1.2.1.      Option Units.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 750,000 units from the Company (“Over-Allotment Option”). Such additional 750,000 units are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the Ordinary Shares and the Warrants included in the Units are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2.           Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Loeb or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3.           Payment and Delivery.  Payment for the Option Units will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $9.70 per Option Unit shall be deposited in the Trust Fund pursuant to the Trust Agreement and the remaining proceeds shall be paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters. The Option Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Representative for applicable Option Units.

1.3         Private Placement of Warrants to Sponsor. Cazador Sub Holdings Ltd. (the “Sponsor” or the “Initial Shareholder”) purchased from the Company pursuant to the Placement Warrant Purchase Agreement (as defined in Section 2.23.2 hereof) an aggregate of 4,940,000 warrants identical to the Warrants (the “Placement Warrants”) at a purchase price of $0.50 per Placement Warrant in a private placement that occurred immediately prior to the entering into of this agreement (the “Private Placement”). The Placement Warrants and the Ordinary Shares issuable upon exercise of the Placement Warrants are hereinafter referred to collectively as the “Placement Securities.”

1.4         Representative’s Purchase Option.

1.4.1.           Purchase Option. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Effective Date an option (“Representative’s Purchase Option”) for the purchase of an aggregate of 250,000 units (“Representative’s Units”) for an aggregate purchase price of $100. Each Representative Unit shall consist of one Ordinary Share and one warrant (a “Representative Warrant”). Each Representative Warrant shall entitle its holder to purchase one Ordinary Share for $7.50 during the period commencing on the later of the consummation of a Business Combination or one year from the Effective Date and ending on the later of the Expiration Date or, if earlier redeemed by the Company, the Redemption Date. The Representative’s Purchase Option in the form attached hereto as Exhibit A shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Combination or one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative’s Unit of $12.50, which is equal to one hundred and ten percent (125%) of the initial public offering price of a Unit. The Representative’s Purchase Option, the Representative’s Units, the Representative Warrants and the Ordinary Shares issuable upon exercise of the Representative Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.” The Representative understands and agrees that there are significant restrictions pursuant to Rule 5110 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) against transferring the Representative’s Purchase Option and the underlying Shares during the first year after the Effective Date and by its acceptance thereof shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Representative’s Purchase Option, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one year following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.4.2.           Delivery and Payment. Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date .  The Company shall deliver to the Representative, upon payment therefore, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1         Filing of Registration Statement.

2.1.1.           Pursuant to the Act.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-______), and one or more amendments thereto, and related preliminary prospectuses for the registration under the Act, of the offering and sale of the Securities, which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The conditions for use of Form F-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional Securities of any type (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. The offering and sale of all of the Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Act with the filing of such Rule 462(b) Registration Statement. The Company, if required by the Securities Act and the rules and regulations of the Commission (the “Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Act (including, without limitation, the Sale Preliminary Prospectus (as hereinafter defined)) is hereafter called a “Preliminary Prospectus.” The prospectus, subject to completion, dated ________, 2010, is hereinafter referred to as the “Sale Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits and other documents (if any) incorporated by reference therein pursuant to the Regulations on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended (together with the Rules and Regulations promulgated thereunder (the “Exchange Act”)), after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2.1.2.           Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number 000-___) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Ordinary Shares and the Warrants. The registration of the Units, Ordinary Shares and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.1.3.      Registration under the Exchange Act and Stock Exchange Listing.  As of the Effective Date, the Public Securities have been registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and have been authorized for listing on the Nasdaq Capital Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Public Securities under the Exchange Act or delisting the Public Securities from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing except as described in the Registration Statement and Prospectus.

2.2         No Stop Orders, etc.  Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3         Disclosures in Registration Statement.

2.3.1.      10b-5 Representation.  At the respective times the Registration Statement, the Prospectus and any post-effective amendments thereto become effective (and at the Closing Date and the Option Closing Date, if any):

(i)           The Registration Statement, the Prospectus and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations.

(ii)           Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Prospectus to comply with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

2.3.2.           Disclosure of Agreements.  The agreements and documents described in the Prospectus, the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Prospectus, the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach of default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3.           Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since its formation, except as disclosed in the Registration Statement.

2.3.4.           Regulations.  The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4         Changes After Dates in Registration Statement.

2.4.1.           No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.4.2.           Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

2.5         Independent Accountants.  BDO USA, LLP (“BDO”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. BDO has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6         Financial Statements, etc.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  Except as disclosed in the Registration Statement and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its share capital; (c) there has not been any change in the share capital of the Company or any of its Subsidiaries or any grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s long-term or short-term debt.  There are no pro forma or as adjusted financial statements which are required to be included in the Sale Preliminary Prospectus and the Prospectus in accordance with Regulation S-X on Form 20-F which have not been included as so required.

2.7         Authorized Capital; Options, etc.  The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares of the Company or any security convertible into Ordinary Shares of the Company, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.8         Valid Issuance of Securities, etc.

2.8.1.           Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement (including, without limitation, the Placement Securities) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares, exempt from such registration requirements.

2.8.2.           Securities Sold Pursuant to this Agreement.  The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.  When paid for and issued, the Representative’s Purchase Option, the Representative Warrants, and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefore, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Purchase Option, the Representative’s Warrants, and Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.  The Ordinary Shares issuable upon exercise of the Warrants and the Representative Warrants have been reserved for issuance upon the exercise of the Warrants and the Representative Warrants and, when issued in accordance with the terms of the Warrants and the Representative Warrants, as the case may be, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders. The underlying Ordinary Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Representative’s Purchase Option, the Warrants and the Representative’s Warrants has been duly and validly taken.

2.8.3.           Placement Warrants. The Placement Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefore, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Placement Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.  The Ordinary Shares issuable upon exercise of the Placement Warrants have been reserved for issuance upon the exercise of the Placement Warrants and, when issued in accordance with the terms of the Placement Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.  The Company has received payment for the Placement Warrants.

2.8.4.           No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

2.9         Registration Rights of Third Parties.  Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10       Validity and Binding Effect of Agreements.  This Agreement, the Representative’s Purchase Option, the Warrant Agreement (as defined in Section 2.21 hereof), the Trust Agreement, the Services Agreement (as defined in Section 3.17.2 hereof) the Placement Warrant Purchase Agreement (as defined in Section 2.22.2 hereof) and the Escrow Agreement (as defined in Section 2.22.3 hereof) have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.11       No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement, the Representative’s Purchase Option, the Warrant Agreement, the Trust Agreement, the Services Agreement, the Placement Warrant Purchase Agreement and the Escrow Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2.23 hereof; (ii) result in any violation of the provisions of the amended and restated Memorandum and Articles of Association of the Company (as the same may be amended from time to time, the “Memorandum and Articles of Association”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.12       No Defaults; Violations.  No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Memorandum and Articles of Association, or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13       Corporate Power; Licenses; Consents.

2.13.1.    Conduct of Business.  The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.  The Company has not carried on any business activity since its formation except as described in the Registration Statement and Prospectus.

2.13.2.    Transactions Contemplated Herein.  The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Services Agreement, the Placement Warrant Purchase Agreement and the Escrow Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of FINRA.

2.14       D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and shareholders immediately prior to the Offering (the “Insiders”) and provided to the Representative as an exhibit to his or her Insider Letter (as defined in Section 2.22.1) is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

2.15       Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Questionnaires or the Prospectus or in connection with the Company’s listing application for the listing of the Shares on NASDAQ.

2.16       Good Standing.  The Company has been duly organized and is validly existing as a Cayman Islands exempted company and is in good standing under the laws of the Cayman Islands as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.17       Stop Orders.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

2.18       Transactions Affecting Disclosure to FINRA.

2.18.1.    Finder’s Fees.  Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.2.    Payments Within Twelve Months.  The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than the prior payment of $25,000 to the Representative, and payment to the Underwriters as provided hereunder in connection with the Offering.

2.18.3.    Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.18.4.    FINRA Affiliation.  No officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and Loeb if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Shares (or securities convertible into Shares) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.18.5.    No Company Affiliate is an owner of ordinary shares or other securities of any member of FINRA (other than securities purchased on the open market).

2.18.6.    No affiliate of the Company has made a subordinated loan to any member of FINRA.

2.18.7.    No proceeds from the sale of the Securities or the Placement Securities will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein and the Placement Warrant Purchase Agreement.

2.18.8.    The Company has not issued any warrants or other securities, or granted any options, directly or indirectly, to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

2.18.9.    No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA.

2.18.10.  No FINRA member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating in the Offering” include managing agents, syndicate group members and all dealers which are members of FINRA.

2.18.11.  The Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons, other than the arrangements the Company has entered into with Rodman in connection with the Offering and the Private Placement.

2.19       Foreign Corrupt Practices Act.  Neither the Company nor any of the directors, employees or officers of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.20       Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company, in connection with the Offering, and delivered to you or to Loeb shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.21       Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants, the Placement Warrants and the Representative’s Warrants with Continental Stock Transfer & Trust Company substantially in the form filed as an exhibit to the Registration Statement (“Warrant Agreement”).

2.22       Agreements With Insiders.

2.22.1.    Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought) forms of which are annexed as Exhibit 10.1 and 10.2 to the Registration Statement (“Insider Letter”), pursuant to which the Insiders of the Company agree to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” section of the Prospectus.

2.22.2.    Placement Warrant Purchase Agreement. The sponsor has executed and delivered an agreement, annexed as Exhibit 10.7 of the Registration Statement (the “Placement Agent Warrant Agreement”), pursuant to which the Sponsor, among other things, has purchased an aggregate of 4,940,000 Placement Warrants in the Private Placement.  Pursuant to the Placement Warrants Purchase Agreement, (i) the proceeds from the sale of the Placement Warrants will be deposited by the Company in the Trust Fund in accordance with the terms of the Trust Agreement prior to the Closing, and (ii) the purchasers of the Placement Warrants have waived any and all rights and claims that they may have to any proceeds, and any interest thereon, held in the Trust in respect of the Ordinary Shares issuable upon exercise of such Placement Warrants in the event that a Business Combination is not consummated and the Trust Fund is liquidated in accordance with the terms of the Trust Agreement.

2.22.3.    Escrow Agreement. The Company has caused the Initial Shareholder to enter into an escrow agreement (“Escrow Agreement”) with Continental Stock Transfer & Trust Company (“Escrow Agent”), substantially in the form annexed as Exhibit 10.10 to the Registration Statement, whereby the Ordinary Shares owned by the Initial Shareholder will be held in escrow by the Escrow Agent, until the date which is one year from the date on which the Company consummates its initial Business Combination, or earlier (i) with respect to 50% of the Sponsor Shares (as defined in the Insider Letter), subsequent to a Business Combination, the last sales price of the Company’s Ordinary Shares exceeds $11.50 per share for any 20 trading days within any 30-trading day period following the consummation of a Business Combination, (ii) with respect to 50% of the Sponsor Shares if, subsequent to a Business Combination, the last sales price of the Company’s Ordinary Shares exceeds $15.00 share for any 20 trading days within any 30-trading day period following the consummation of the a Business Combination, or (iii) with respect to all of the Sponsor Shares, if following a Business Combination, the Company consummates a subsequent liquidation, merger, amalgamation, share capital exchange, share purchase, reorganization or other similar business transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.  During such escrow period, the Initial Shareholder shall be prohibited from selling or otherwise transferring such shares (except by gift to a member of the Initial Shareholder’s immediate family or to a trust or other entity, the beneficiary of which is a member of the Initial Shareholder’s immediate family, by virtue of the laws of descent and distribution upon the death of the Initial Shareholder or as otherwise set forth in the Escrow Agreement), but will retain the right to vote such shares and receive any distributions with respect to such shares. To the Company’s knowledge, the Escrow Agreement is enforceable against the Initial Shareholder and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Initial Shareholder is a party. The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representative.

2.23       Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering substantially in the form annexed as Exhibit 10.8 to the Registration Statement.

2.24       Subsidiaries.  The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

2.25       Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.26       Board of Directors.  As of the Effective Date, the Board of Directors of the Company will be comprised of the persons set forth under the heading of the Prospectus captioned “Management.” As of the Effective Date, the qualifications of the persons serving as board members and the overall composition of the board will comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. As of the Effective Date, at least one member of the Board of Directors of the Company will qualify as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, as of the Effective Date, at least a majority of the persons serving on the Board of Directors will qualify as “independent” as defined under the rules of Nasdaq.

2.27       Sarbanes-Oxley Compliance.  The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.28       No Investment Company Status.  The Company is not and, after giving effect to the Offering and sale of the Firm Units and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

2.29           Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “Government securities” (as defined in Section 2(a)(16) of the Investment Company Act).

2.30           Taxes  The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.31           Covenants Not to Compete. The Initial Shareholder is not, and no employee, officer or director of the Company is, subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an initial shareholder, employee, officer and/or director of the Company.

2.32           No Contemplation of a Business Combination.  Prior to the date hereof, neither the Company, its officers and directors nor the Initial Shareholder had, and as of the Closing, the Company and such officers and directors and Initial Shareholder will not have had: (i) any specific Business Combination under consideration or contemplation; or (ii) any discussions with any target business regarding a possible Business Combination.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1            Amendments to Registration Statement.  The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2         Federal Securities Laws.

3.2.1.      Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2.      Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.      Exchange Act Registration.  For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated or is acquired in a transaction approved by the requisite number of shareholders, the Company will use its best efforts to maintain the registration of the Units, Ordinary Shares and Warrants under the provisions of the Exchange Act and, the Company will not deregister the Units, Ordinary Shares and Warrants under the Exchange Act without the prior written consent of the Representative.

3.2.4.      Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the 1933 Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied with and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

3.3         Delivery to the Underwriters of Prospectuses.  The Company will deliver to each of the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.4         Effectiveness and Events Requiring Notice to the Representative.  The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5         Review of Financial Statements.  Until the earlier of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated and dissolved, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters, prior to the furnishing of  such information on a Report of Foreign Private Issuer on Form 6-K or on Form 10-Q.  The Form 6-K or 10-Q, as the case may be, shall include, at minimum, financial statements and a management’s discussion and analysis of financial results prepared in accordance with the requirements of Form 10-Q.

3.6         Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self regulatory entity or agency with jurisdiction over the Company.

3.7         Financial Public Relations Firm.  Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to, but not affiliated with, the Representative, and the Company shall retain such firm or another firm reasonably acceptable to the Representative for a period of not less than five (5) years, subject to earlier termination in the event the Company is liquidated.

3.8         Reports to the Representative.

3.8.1.      Periodic Reports, etc.  For a period of five years following the Effective Date or until such earlier time upon which the Company is required to liquidate the Trust Account, the Company will furnish to the Representative (Attn: [            ]) and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (ii) a copy of each Schedule 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; and (iii) five copies of each registration statement filed by the Company under the Act. In addition, upon the Representative’s request, the Company shall furnish the Representative (i) a copy of monthly statements, if any, setting forth such information regarding the Company’s results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company; and (ii) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Loeb in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.8.2.      Transfer Sheets.  For a period of three (3) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer and warrant agent acceptable to the Representative (the “Transfer Agent”) and will furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.  The Representative acknowledges that Continental Stock Transfer & Trust Company is an acceptable Transfer Agent.

3.9         Payment of Expenses.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including the Over-allotment Shares) with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Shares on Nasdaq or such other stock exchanges as the Company and the Representative together determine; (c) all fees, expenses and disbursements relating  to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary, (f) the costs and expenses of the public relations firm referred to in Section 3.7 hereof; (g) the costs of preparing, printing and delivering certificates representing the Units; (h) fees and expenses of the transfer agent for the Ordinary Shares; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the costs associated with post-Closing advertising of the Offering in the national editions of the Wall Street Journal and New York Times which shall be done at the sole discretion of the Company; (k) the costs associated with bound volumes of the public offering materials, each of which the Company or its designee will provide within a reasonable time after the Closing in such reasonable quantities as the Representative may reasonably request; (l) the fees and expenses of the Company’s accountants; (m) the fees and expenses of the Company’s legal counsel and other agents and representatives; (n) up to $50,000 (including the $25,000 advance provided to the Representative) to cover the Representative’s actual “road show” expenses for the Offering, which invoices evidencing such expenses shall be provided to the Company at least five (5) business days prior to the Closing and (o) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.9. The Representative may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representative.

3.10       Application of Net Proceeds.  The Company will apply the net proceeds from the Offering and the Private Placement received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.11       Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.12       Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.13       Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.14       Accountants.  As of the Effective Date, the Company shall retain an independent public accountants reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least five years after the Effective Date.  The Representative acknowledges that BDO is acceptable to the Representative.

3.15       FINRA.  The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Public Securities.

3.16       No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any Selling Agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.17       Affiliated Transactions.

3.17.1.    Business Combinations. The Company will not consummate a Business Combination with any entity which is affiliated with the Initial Shareholder or its affiliates unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s shareholders from a financial perspective.

3.17.2.    Affiliate Compensation. Except as set forth above in this Section 3.17.2, the Company shall not pay the Initial Shareholder or any of its affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Insiders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.  Notwithstanding the foregoing to the contrary, the Company may pay the Initial Shareholder or any of its affiliates fees or compensation in connection with bona fide services to be rendered to the Company pursuant to the services agreement between the Company and Arco Capital Management LLC filed as Exhibit 10.4 to the Registration Statement (the “Services Agreement”).

3.18       Disqualification of Form F-1 or S-1. For a period equal to seven years from the date hereof, or until such earlier time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form F-1 or Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative’s Warrants under the Act.

3.19           Notice to FINRA. In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to FINRA and to the Representative prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 5110 of FINRA’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

3.20           Form 6-K or Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) that reflect the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 6-K or Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

3.21           Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Representative.

3.22           Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Fund to be invested only in “government securities” (as defined in Section 2(a)(16) of the Investment Company Act) with specific maturity dates as set forth in the Trust Agreement and disclosed in the Prospectus or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act.  Furthermore, once the Company consummates a Business Combination, it shall be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.23           Business Combination Announcement. Within five business days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (“Business Combination Announcement”) to be placed, at its cost, in The Wall Street Journal. Such announcement shall describe the consummation of the Business Combination and indicate that the Representative was the managing underwriter in the Offering. The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable opportunity to comment thereon. The Company will not place the Business Combination Announcement without the final approval of the Representative, which such approval will not be unreasonably withheld.

3.24           Colorado Trust Filing. In the event the Securities are registered in the State of Colorado, the Company will cause a Colorado Form ES to be filed with the Commissioner of the State of Colorado no less than 10 days prior to the distribution of the Trust Fund in connection with a Business Combination and will do all things necessary to comply with Section 11-51-302 and Rule 51-3.4 of the Colorado Securities Act.

3.25           Press Releases. The Company will not issue press releases or engage in any other publicity, without Rodman’s prior written consent, for a period ending at 5:00 p.m., New York City time, on the first Business Day following the fortieth (40th) day following the Closing Date.

3.26       Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at the Company’s expense, within one Business Day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Securities for at least the period during which a prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.27       Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Securities outstanding from time to time.

3.28       Private Placement Proceeds. Prior to the Closing, the Company shall deposit all of the net proceeds from the Private Placement in the Trust Fund ($2,470,000) and shall provide the Representative with evidence of the same.

3.29       NASDAQ. The Company will use its best efforts to maintain the quotation of the Public Securities on NASDAQ or a national securities exchange acceptable to the Representative for a period of at least three (3) years from the date of this Agreement, unless the Company fails to consummate a Business Combination and is required to liquidate its assets pursuant to its Memorandum and Articles of Association.

4.           Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder and (iv) the following conditions:

4.1         Regulatory Matters.

4.1.1.      Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Loeb.

4.1.2.      FINRA Clearance.  By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.      Nasdaq Clearance.  On the Closing Date and the Option Closing Date, the Company’s Public Securities shall have been approved for listing on Nasdaq.

4.1.4.      No Commission Stop Order. As of either on the Closing Date or the Option Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or threatened to institute any proceedings with respect to such an order.

4.1.5.     Free Writing Prospectuses.  The Underwriters covenant with the Company that the Underwriters will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the 1933 Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.”

4.2         Company Counsel Matters.

4.2.1.      Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion of DLA, dated the Closing Date, addressed to the Representative, substantially in the form set forth in Exhibit B.

4.2.2.      Cayman Islands Opinion.  On the Closing Date, the Representative shall have received the favorable opinion of Maples and Calder, Cayman Islands counsel to the Company, substantially in the form set forth in Exhibit C.

4.2.3.      Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinions of each counsel listed in Sections 4.2.1 and 4.2.2, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsels in their respective opinions delivered on the Closing Date.

4.2.4.      Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Loeb if requested. The opinions of counsel for the Company and any opinions relied upon by such counsel shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3         Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a cold comfort letter, addressed to the Representative and in form and substance satisfactory in all respects to you and to Loeb from BDO dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any.

4.4         Officers’ Certificates.

4.4.1.      Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board and Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2.      Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying: (i) that the Memorandum and Articles of Association are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5         No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6         Delivery of Agreements.

4.6.1.      Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Services Agreement and all of the Insider Letters.

4.6.2.      Closing Date Deliveries.  On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Purchase Option.

5.	Indemnification.

5.1         Indemnification of the Underwriters.

5.1.1.      General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Representative that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was included in the Underwriter Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

5.1.2.      Procedure.  If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2           Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made with respect to the Underwriter Information in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3         Contribution.

5.3.1.      Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter or the Company, as applicable.

5.3.2.      Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.	Default by an Underwriter.

6.1         Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2         Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Units or Option Units, you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3         Postponement of Closing Date.  In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.	Additional Covenants.

7.1         Right of First Refusal.  The Company agrees that if the Units are sold in accordance with the terms of this Underwriting Agreement, the Representative shall have an irrevocable preferential right for a period of twelve (12) months from the date of the consummation of a Business Combination to purchase for its account or to sell for the account of the Company, or any subsidiary of or successor to the Company any securities (whether debt or equity or any combination thereof) of the Company or any such subsidiary or successor which the Company or any such subsidiary or successor may seek to sell whether with or without or through an underwriter, placement agent or broker-dealer and whether pursuant to registration under the Act or otherwise. The Company and any such subsidiary or successor will consult the Representative with regard to any such proposed financing and will offer the Representative the opportunity to purchase or sell any such securities on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere. If the Representative fails to accept such offer within 10 business days after the mailing of a notice containing the material terms of the proposed financing proposal by registered mail or overnight courier service addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Representative’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. The Company shall have the right, at its option, to designate the Representative as lead underwriter or co-manager of any underwriting group or co-placement agent of any proposed financing in satisfaction of its obligations hereunder, and the Representative shall be entitled to receive as its compensation 50% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent and 33% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent with respect to a proposed financing in which there are three co-managing or lead underwriters or co-placement agents.

7.2         Prohibition on Press Releases and Public Announcements.  The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 50th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7.3         Additional Shares or Options. The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any Ordinary Shares or any options or other securities convertible into Ordinary Shares, or any Preferred Shares which participate in any manner in the Trust Fund or which vote as a class with the Ordinary Shares on a Business Combination.

7.4         Trust Fund Waiver Acknowledgment. Prior to the commencement by the Company of its due diligence investigation of any operating business which the Company seeks to acquire (“Target Business”) or the obtaining of the services of any vendor (except BDO), the Company shall seek to have such Target Business or vendor acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Fund, initially in an amount of $50,000,000 (without giving effect to the exercise of the Over-allotment Option) for the benefit of the Public Shareholders and that, except for up to a maximum of $2,000,000 of the interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only (i) to the Public Shareholders in the event of the redemption of their shares or the liquidation of the Company or (ii) to the Company after it consummates a Business Combination and (b) for and in consideration of the Company (1) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (2) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“CLAIM”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The foregoing letters shall substantially be in the form attached hereto as Exhibit D and E, respectively. Furthermore, each officer and director of the Company shall execute a waiver letter in the form attached hereto as Exhibit F.

7.5         Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

7.6         Memorandum and Articles of Association. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Memorandum and Articles of Association.

7.7         Information Requirements. The Company shall provide counsel to the Representative with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

7.8         Acquisition/Liquidation Procedure. The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s shareholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this Offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will repurchase its Public Securities and liquidate the Trust Account and distribute the proceeds to all holders of IPO Shares (as defined below) as soon as reasonably practicable, subject to the requirements of the laws of the Cayman Islands. Upon liquidation of the Trust Account, the Company will distribute to all holders of IPO Shares (as defined below) an aggregate sum equal to $10.00 per share (or approximately $9.96 per share if the underwriters’ over-allotment is exercised in full) (inclusive of any interest income accruing with respect to the net proceeds attributable to the IPO Shares, net of taxes payable and interest income of up to $2,000,000 previously released to the Company to fund its working capital requirements). Only holders of IPO Shares (as defined below) shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other share capital of the Company, including the Warrants and Placement Warrants. With respect to the Business Combination Vote, the Company shall cause the Initial Shareholder ( and each of their permitted transferees) to vote the Ordinary Shares owned by them in favor of a proposed Business Combination. At the time the Company seeks approval of any potential Business Combination, the Company will offer each holder of the Company’s Ordinary Shares issued in this Offering (“IPO Shares”) who has voted for the business combination the right to redeem their IPO Shares at a per share price (“Redemption Price”) equal to the amount in the Trust Fund (inclusive of any interest income accruing with respect to the net proceeds attributable to the IPO Shares, net of taxes payable and interest income of up to $2,000,000 previously released to the Company to fund its working capital requirements) calculated as of two business days prior to the consummation of the proposed Business Combination divided by the total number of IPO Shares.  Holders of the Company’s Ordinary Shares issued in this Offering who have voted against the business combination can redeem their IPO Shares but will not received their pro rata interest income.

7.9         Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.10       Affiliated Transactions. Except as set forth on Schedule 7.10, the Company shall cause each of the officers to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the officers will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the officers cease to be an officer of the Company, subject to any pre-existing fiduciary obligations the officers might have.

7.11       Target Net Assets. The Company agrees that the initial Target Business that it acquires must have a fair market value (exclusive of the Escrowed Fees) equal to at least 80% of the Company’s net assets at the time of such acquisition. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the target business has a fair market value of at least 80% of the Company’s fair market value (exclusive of the Escrowed Fees) at the time of such acquisition, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

7.12       Compliance with Agreements. The Company shall comply in all material respects with all of its covenants and agreements contained in, and shall perform all of its obligations under, the Warrant Agreement, the Placement Warrant Purchase Agreement, the Trust Agreement and the Escrow Agreement.

8.
Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9.	Effective Date of this Agreement and Termination Thereof.

9.1         Effective Date.  This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

9.2         Termination.  You shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the NYSE Amex, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Units or Option Units, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriters for the sale of the Securities.

9.3           Expenses.  In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay or reimburse the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.9 hereof and the Company shall reimburse the Representative for the full amount of its actual accountable expenses incurred to such date of termination up to a maximum of $50,000 (including the $25,000 advance made to the Representative) for all such expenses (which expenses may include, but will not be limited to, all reasonable fees and disbursements of the Representative’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by the Representative in conducting its due diligence, including background checks of the Company’s officers and directors), less amounts, if any, previously paid to the Representative as an advance and in reimbursement for such expenses.

9.4           Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.	Miscellaneous.

10.1           Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representative:

Rodman & Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020
Attn: General Counsel
Fax No.: 646-841-1640

Copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York  10154
Attn:  Mitchell Nussbaum, Esq.

If to the Company:

Cazador Acquisition Corporation Ltd.
c/o Arco Capital Management LLC
7 Sheinovo Street
1504 Sofia, Bulgaria
Attn: Francesco Piovanetti, Co-Chief Executive Officer

Copy to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York  10020
Attn: Yvan-Claude Pierre, Esq.
Attn: William N. Haddad, Esq.

10.2           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3           Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4           Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5           Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

10.6           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

10.7           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

10.8           Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CAZADOR ACQUISITION CORPORATION LTD.

By:
		Name:	Francesco Pionanetti
		Title:	Co-Chief Executive Officer

Accepted on the date first above written.

RODMAN & RENSHAW, LLC

By:
Name:
Title:

SCHEDULE I

CAZADOR ACQUISITION CORPORATION LTD.

5,000,000 UNITS

Underwriter	Number of Firm Units to be Purchased

Rodman & Renshaw, LLC
Chardan Capital Markets, LLC
EarlyBirdCapital, Inc.
Macquarie Capital (USA) Inc.

EXHIBIT A

Form of Representative’s Purchase Option

EXHIBIT B

Opinion of DLA Piper LLP

EXHIBIT C

Opinion of Maples and Calder

EXHIBIT D

FORM OF TARGET BUSINESS LETTER

Cazador Acquisition Corporation Ltd.
c/o Arco Capital Management LLC
7 Sheinovo Street
1504 Sofia, Bulgaria
Attn: Francesco Pionanetti, Co-Chief Executive Officer

Reference is made to the Final Prospectus of Cazador Acquisition Corporation Ltd. (the “COMPANY”), dated __________, 2010 (the “PROSPECTUS”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Fund, initially in an amount of $50,000,000 for the benefit of the Public Shareholders and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for up to a maximum of $2,000,000 of the interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only: (i) to the Public Shareholders in the event of the redemption of their shares or the liquidation of the Company; or (ii) to the Company and the Underwriters after consummation of a Business Combination.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “CLAIM”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT E

FORM OF VENDOR LETTER

Cazador Acquisition Corporation Ltd.
c/o Arco Capital Management LLC
7 Sheinovo Street
1504 Sofia, Bulgaria
Attn: Francesco Piovanetti, Co-Chief Executive Officer

Reference is made to the Final Prospectus of Cazador Acquisition Corporation Ltd. (the “COMPANY”), dated __________, 2010 (the “PROSPECTUS”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Fund, initially in an amount of $50,000,000 for the benefit of the Public Shareholders and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for up to a maximum of $2,000,000 of the interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only: (i) to the Public Shareholders in the event of the redemption of their shares or the liquidation of the Company; or (ii) to the Company and the Underwriters after consummation of a Business Combination.

For and in consideration of the Company engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “CLAIM”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor

2

EXHIBIT F

FORM OF DIRECTOR/OFFICER LETTER

Cazador Acquisition Corporation Ltd.
c/o Arco Capital Management LLC
7 Sheinovo Street
1504 Sofia, Bulgaria
Attn: Francesco Piovanetti, Co-Chief Executive Officer

The undersigned officer or director of Cazador Acquisition Corporation Ltd. (the “COMPANY”) hereby acknowledges that the Company has established the Trust Fund, initially in an amount of $50,000,000 for the benefit of the Public Shareholders and the underwriters (the “Underwriters”) of the Company’s initial public offering (the “IPO”) and that the Company may disburse monies from the Trust Fund only: (i) to the Public Shareholders in the event of the redemption of their shares or the liquidation of the Company; or (ii) to the Company and the Underwriters after consummation of a Business Combination.

The undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “CLAIM”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

Notwithstanding the foregoing, such waiver shall apply to the shares underlying the units acquired by the undersigned or any of its affiliates in the IPO and any shares subsequently acquired by the undersigned in the public market.

Print Name of Officer/Director

Authorized Signature of Officer/Director

3